UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2015
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Compensation
The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2014 and certain other executive officers of the Company.
The Committee recently approved incentive payouts for 2014, merit increases in base salaries and determined performance measures and target incentive payouts for 2015 for the named executive officers and other executive officers.
The Committee reviewed the financial performance of the Company in 2014 against the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2014. Based upon the financial performance of the Company in 2014 and individual performances of the executives, the Committee approved the payments below in accordance with the 2014 STIP. The financial performance in 2014 exceeded the net sales and adjusted EBIT targets in the 2014 STIP.

Name and Title	2014 STIP Payout
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$609,780
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	$299,158
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	€255,227
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	$280,088
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	$272,314
The Compensation Committee also awarded a discretionary bonus of €11,185 to Dr. Scherbakov for his outstanding leadership and performance in 2014.
In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable data from peer companies and other high-tech publicly held companies, and the Company’s performance and growth. As a result, the Committee determined to increase the salaries as set forth below. The table below sets forth the base salaries for 2015 for each named executive officer:

Name and Title	Base Salary 2014	Base Salary 2015
Valentin P. Gapontsev, Ph.D.	$559,084	$662,500
Timothy P.V. Mammen	$411,426	$423,768
Eugene Scherbakov, Ph.D.	€335,626	€406,228
Angelo P. Lopresti,	$385,199	$396,755
Alexander Ovtchinnikov, Ph.D.	$374,508	$385,743
The Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2015 under the STIP. The Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses, expenses for unbudgeted litigation and foreign currency transaction gains and losses), each as determined under the STIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits. The financial objectives are the same for all executive officers.
Under the 2015 STIP, the executives can receive cash incentive payments set forth in the table below as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance. If the financial performance exceeds one or more of the maximum financial objectives, the incentive payments to the executive would increase as determined by linear interpolation, subject to limits on maximum award payouts. Consistent with our pay-for-performance philosophy, no cash incentive payments would be made if the minimum financial objectives established by the Compensation Committee are not met. The individual goals and objectives for the Chief Executive Officer include operational and strategic targets determined by the independent directors of the Company's Board of Directors.
The overall target awards (including both financial and individual performance measures) are set forth in the table below as a percentage of the respective base salaries.

Name and Title	Target	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout
Valentin P. Gapontsev, Ph.D.	100%	18.8%	112.5%	25%	225%
Timothy P.V. Mammen	75%	14%	84%	18.8%	225%
Eugene Scherbakov, Ph.D.	75%	14%	84%	18.8%	225%
Angelo P. Lopresti	67%	12.5%	75%	16.7%	225%
Alexander Ovtchinnikov, Ph.D.	67%	12.5%	75%	16.7%	225%
The Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments also may exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions or divestitures.
The Committee also approved changes to the equity vehicles used in long-term equity based incentives. In 2014, our equity-based award program consisted of grants of service-based stock options and service-based restricted stock units ("RSUs"). Of these equity-based awards, 75% was in the form of stock options and 25% was in the form of RSUs. Following a recent review of grant practices at peer companies and market practices, the Committee approved changes to the mix of long-term equity incentives for executives. For 2015 equity-based awards, 33% each are in the forms of service-based stock options, RSUs, and a new equity vehicle to the award program, performance-based stock units ("PSUs").
With respect to the PSUs, the Committee decided to measure performance of the Company's stock as compared to the Russell 3000 Index, of which the Company is a member. The addition of performance-based stock units to the equity mix increases the portion of the executives' compensation that is based upon the Company's performance. Also, it directly aligns executives' compensation with stockholder interest because of the Committee's determination to use the

Russell 3000 Index to measure total stockholder return. For each 1% that IPG's common stock exceeds the performance of the Russell 3000 Index for the trailing 60 trading days from the end of the performance measurement period (March 1, 2018) against the comparable period from the beginning of the performance measurement period (March 1, 2015), the grant recipient would receive a 2% increase in the number of shares above target (up to a maximum cap of 200% of the target award). For each 1% below the Russell 3000 Index's performance, the grant recipient would receive a 2% decrease in the number of shares (down to zero). The vesting date is March 1, 2019, should any PSUs vest at all.
The stock options awarded have an exercise price of $97.65 per share, the closing price on February 25, 2015, the date of grant, and expire on February 24, 2025. The stock options and RSUs vest in one installment on March 1, 2019. The table below sets forth the stock options, RSUs and PSUs awarded by the Compensation Committee to the named executive officers:

Name and Title	Service-Based Stock Options	Service-Based Restricted Stock Units	Performance Stock Units
Valentin P. Gapontsev, Ph.D.	—	—	—
Timothy P.V. Mammen	7,326	3,663	3,663
Eugene Scherbakov, Ph.D.	7,326	3,663	3,663
Angelo P. Lopresti	5,661	2,831	2,831
Alexander Ovtchinnikov, Ph.D.	6,161	3,080	3,080
Historically, the Chief Executive Officer has not received annual grants of stock options or restricted stock units because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

Item 8.01	Other Events

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Dr. Eugene Scherbakov, Managing Director, IPG Laser GmbH, Senior Vice President - Europe and member of the Board of Directors of the Company, provides for the sale of up to 4,375 shares over a period ending November 2015, unless terminated sooner in certain circumstances. Of these shares, 4,375 shares would be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by Henry E. Gauthier, Director, provides for the sale of up to 20,002 shares over a period ending March 2016, unless terminated sooner in certain circumstances. Of these shares, 20,002 shares would be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
February 26, 2015	\s\ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary